                                                                     EXHIBIT 2.1


                      STOCK AND WARRANT PURCHASE AGREEMENT

     This STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made and entered into as of September 13, 2000 between Global Sports, Inc., a Delaware corporation (the "Company"), and Interactive Technology Holdings, LLC, a Delaware limited liability company (the "Purchaser").

                                   RECITALS

     WHEREAS, the Company has authorized the sale and issuance of an aggregate of 5,000,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"); and

     WHEREAS, the Company has authorized the sale and issuance of (i) a warrant (the "First Warrant") to purchase 900,000 shares of Common Stock at an exercise price of $10.00 per share, (ii) a warrant (the "Second Warrant") to purchase 1,600,000 shares of Common Stock at an exercise price of $10.00 per share, (iii) a warrant (the "Third Warrant") to purchase 720,000 shares of Common Stock at an exercise price of $8.15 per share, and (iv) a warrant (the "Fourth Warrant" and, together with the First Warrant, the Second Warrant and the Third Warrant, the "Warrants") to purchase 1,280,000 shares of Common Stock at an exercise price of $8.15 per share (the 4,500,000 shares of Common Stock underlying the Warrants being hereinafter collectively referred to as the "Warrant Shares"); and

     WHEREAS, the Purchaser desires to purchase the Shares and the Warrants on the terms and conditions set forth herein; and

     WHEREAS, the Company desires to sell and issue the Shares and the Warrants to the Purchaser on the terms and conditions set forth herein; and

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I
                        AUTHORIZATION AND SALE OF STOCK

     Section 1.1  SALE OF THE SHARES.  Subject to the terms and conditions
                  ------------------
hereof, at the Closings (as defined in Section 2.1 hereof), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Shares and the Warrants for an aggregate purchase price of $41,312,500 (the "Purchase Price," $14,872,500 of which is hereinafter referred to as the "First Purchase Price" and $26,440,000 of which is hereinafter referred to as the "Second Purchase Price"). The Shares and the Warrants Shares shall have the rights, preferences, privileges and restrictions set forth in the Company's Certificate of Incorporation. The Warrants shall have the rights, preferences, privileges and restrictions set forth in the form of Warrant attached hereto as Exhibit A (the "Warrant Certificate").
                   ---------


                                  ARTICLE II
                            CLOSING DATES; DELIVERY

     Section 2.1  CLOSINGS AND LOCATION.  The purchase and sale of the Shares
                  ---------------------
and the Warrants hereunder shall take place at two closings (individually, a "Closing" and, collectively, the "Closings") at the offices of Drinker Biddle & Reath LLP, One Logan Square, Philadelphia, Pennsylvania 19103, at 10:00 a.m., Philadelphia, Pennsylvania time, on the dates hereinafter specified.

     Section 2.2  FIRST CLOSING.  The Closing (the "First Closing") of the
                  -------------
purchase and sale of 1,800,000 of the Shares, the First Warrant and the Third Warrant (the "First Purchase") shall be held on the latest to occur of (i) the date hereof, (ii) the first business day following the date on which the last to be fulfilled or waived of the conditions to the First Closing set forth in Sections 6.1 and 6.3 hereof have been fulfilled or waived in accordance with this Agreement or (iii) such other date as is mutually agreed to by the Company and the Purchaser. The date of the First Closing is hereinafter referred to as the "First Closing Date;" provided, however, that if the First Closing shall not have occurred by 5:00 p.m., New York time, on September 15, 2000, either party may terminate this Agreement and neither party shall have any further obligations hereunder.

     Section 2.3  SECOND CLOSING.  The Closing (the "Second Closing") of the
                  --------------
purchase and sale of the remaining 3,200,000 Shares, the Second Warrant and the Fourth Warrant (the "Second Purchase") shall be held on the latest to occur of
(i) the first business day following the date on which the last to be fulfilled or waived of the conditions to the Second Closing set forth in Sections 6.2 and
6.3 hereof have been fulfilled or waived in accordance with this Agreement, (ii) such other date as is mutually agreed to by the Company and the Purchaser or
(iii) the First Closing Date. The date of the Second Closing is hereinafter referred to as the "Second Closing Date," and the First Closing Date and the Second Closing Date are hereinafter collectively referred to as the "Closing Dates."

     Section 2.4  DELIVERY.
                  --------

          (a) Subject to the terms and conditions of this Agreement, at the First Closing, (i) the Company shall deliver to the Purchaser (A) a stock certificate or certificates representing the Shares to be purchased by the Purchaser at the First Closing, registered in the name of the Purchaser or its assigns, and (B) the First Warrant and the Third Warrant, in each case against payment of the purchase price therefor; and (ii) the Purchaser shall deliver to the Company the First Purchase Price by wire transfer in immediately available funds to an account designated in writing by the Company.

          (b) Subject to the terms and conditions of this Agreement, at the Second Closing, (i) the Company shall deliver to the Purchaser (A) a stock certificate or certificates representing the Shares to be purchased by the Purchaser at the Second Closing, registered in the name of the Purchaser or its assigns, and (B) the Second Warrant and the Fourth Warrant, in each case against payment of the purchase price therefor; and (ii) the Purchaser shall deliver to the Company the Second Purchase Price by wire transfer in immediately available funds to an account designated in writing by the Company.

     Section 2.5  CONSUMMATION OF CLOSING.  All acts, deliveries and
                  -----------------------
confirmations comprising each Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of such Closing and none of such acts, deliveries or confirmations shall be effective unless and until the last of same shall have occurred.


                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser as follows:

     Section 3.1  ORGANIZATION.  The Company is a corporation duly organized,
                  ------------
validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified and in good standing, except for any such jurisdiction in which the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of the Company (a "Material Adverse Effect").

     Section 3.2  SUBSIDIARIES.  Each of the Company's subsidiaries is a
                  ------------
corporation duly organized, validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where it is required to be so qualified and is in good standing, except for any such jurisdiction in which the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 3.3  VALID ISSUANCE OF COMMON STOCK.  The Shares and, with
                  ------------------------------
respect to clause (b) below, the Warrants, when issued and paid for in accordance with this Agreement, and the Warrant Shares when issued and paid for upon exercise of and in accordance with the Warrants, (a) will be duly authorized, validly issued, fully paid and non-assessable, and (b) will be free of any liens or encumbrances other than as a result of any action by the Purchaser; provided, however, that the Shares, the Warrants and the Warrant
           --------  -------
Shares may be subject to restrictions on transfer under applicable securities laws or under this Agreement, the Warrants or the Registration Rights Agreement (as defined below). The rights, preferences, privileges and restrictions of the Shares and the Warrant Shares are as stated in the Company's Certificate of Incorporation. The rights, preferences, privileges and restrictions of the Warrants are as stated in the Warrant Certificate. The Warrant Shares have been duly and validly reserved for issuance. The sale of the Shares and the Warrants and the subsequent issuance of the Warrant Shares upon exercise of the Warrants are not and will not be subject to any preemptive rights or rights of first refusal applicable to the Company that have not been properly waived or complied with.

     Section 3.4  AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
                  -----------------------------------------------------

          (a) The Company has all requisite corporate power and authority to enter into, execute and deliver this Agreement, the Warrants and the Second Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), to issue and sell the
   ---------
Shares, the Warrants and, upon exercise of the Warrants, the Warrant Shares, and to consummate the transactions contemplated by this Agreement, the Warrants and the Registration Rights Agreement. This Agreement, the Warrants and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (b) The execution and delivery by the Company of this Agreement, the Warrants and the Registration Rights Agreement, the issuance and sale of the Shares, the Warrants and, upon exercise of the Warrants, the Warrant Shares, and consummation of the transactions contemplated by this Agreement, the Warrants and the Registration Rights Agreement will not (i) conflict with, or result in any violation or breach of any provision of, the Certificate of Incorporation or Bylaws of the Company, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries, properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries, properties or assets, except in the case of (ii) and (iii) for any such violations, defaults, breaches, terminations, cancellations, accelerations, losses or conflicts which would not, individually or in the aggregate, have a Material Adverse Effect, and would not materially burden or delay the consummation of the transactions contemplated hereby.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement, the issuance and sale of the Shares, the Warrants and, upon exercise of the Warrant, the Warrant Shares, or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a Form D under the Securities Act of 1933, as amended (the

"Securities Act"), (ii) such filings as may be required under applicable state securities laws or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on the Company and would not materially burden or delay the consummation of the transactions contemplated hereby.

     Section 3.5  CAPITALIZATION.
                  --------------

          (a) The authorized capital stock of the Company as of the date hereof consists of (i) 60,000,000 shares of Common Stock and (ii) 1,000,000 shares of Preferred Stock, $0.01 par value per share. Schedule 3.5(a) sets forth a
                                            ---------------
true and complete list as of September 8, 2000 of the total number of all outstanding shares of the Company's capital stock and all options, warrant and other rights to acquire shares of the Company's capital stock held by employees and directors, on the one hand, and by all other persons, on the other hand, and from September 8, 2000 until the date hereof, there have been no changes in the total number of outstanding shares of the Company's capital stock and options, warrants or other rights to acquire shares of the Company's capital stock other than as a result of the issuance of shares of the Company's capital stock upon the exercise or conversion of any option, warrant or other right set forth on
Schedule 3.5(a). All issued and outstanding shares of Common Stock and Preferred
---------------
Stock have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable laws concerning the issuance of securities.

          (b) Other than (i) as disclosed in the Company Commission Reports (as defined below) or in documents incorporated by reference therein, (ii) stock options and employee stock purchases following the date of the most recent Company Commission Report under the Company's stock option, stock incentive and stock purchase plans described in the Company Commission Reports and (iii) as disclosed on Schedule 3.5(b) hereto, there are no outstanding options, warrants,
             ---------------
rights (including conversion or preemptive rights, anti-dilution rights and rights of first refusal), agreements or commitments of any kind to which the Company is a party or by which the Company is bound relating to the issuance, conversion, registration, voting, sale or transfer of any equity interests or other securities of the Company or obligating the Company to purchase or redeem any such equity interests or other securities of the Company.

     Section 3.6  COMMISSION FILINGS; FINANCIAL STATEMENTS.
                  ----------------------------------------

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") and made available to the Purchaser and its representatives all forms, reports and documents filed by the Company with the Commission since December 31, 1999, including, without limitation, the registration statement on Form S-3 filed with the Commission on April 3, 2000 (collectively, the "Company Commission Reports"). The Company Commission Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the financial statements (including, in each case, any related notes) contained in the Company Commission Reports complied as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and include all adjustments, consisting only of normal accounting adjustments, that the Company reasonably considers necessary for a fair presentation of its financial position at the respective dates and the results of its operations and cash flows for the periods indicated. Except as disclosed in the Company Commission Reports filed with the Commission prior to the date hereof, since December 31, 1999, taking into account the cumulative effect of all developments and events since such date, there has not been any development or event, or series of developments or events, that would reasonably be expected to have a Material Adverse Effect.

     Section 3.7  COMPLIANCE WITH LAWS.  Each of the Company and its
                  --------------------
subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, including but not limited to statutes, laws or regulations relating to the protection of the environment or concerning the handling, storage, disposal or discharge of toxic materials, except for failures to comply or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.8  STOCKHOLDERS' CONSENT.  No consent or approval of the
                  ---------------------
stockholders of the Company is required or necessary for the Company to enter into this Agreement, the Warrants and the Registration Rights Agreement or to consummate the First Purchase or the Second Purchase.

     Section 3.9  LITIGATION.  Except as otherwise disclosed as of the date of
                  ----------
this Agreement in the Company Commission Reports, (i) there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or properties or any of its officers or directors (in their capacities as such), which, if determined adversely to the Company, would, individually or in the aggregate, have a Material Adverse Effect, and (ii) there is no judgment, decree or order against the Company or any of its subsidiaries, or, to the knowledge of the Company, against any of its respective directors or officers (in their capacities as such) relating to the business of the Company or any of its subsidiaries, the existence of which would have a Material Adverse Effect.

     Section 3.10 INTELLECTUAL PROPERTY.  Except as disclosed in the Company
                  ---------------------
Commission Reports or as set forth on Schedule 3.10, each of the Company and its
                                      -------------
subsidiaries (i) owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, technology, software, know-how and trade secrets (collectively, "Intellectual Property") necessary to conduct the business now conducted by the Company and its subsidiaries and (ii) either owns or possesses, or can acquire on commercially reasonable terms, adequate licenses or other rights to use all Intellectual Property necessary to conduct the business proposed to be conducted by the Company and its subsidiaries. Except as disclosed in the Company Commission Reports, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property; and, to the Company's knowledge, the discoveries, inventions, products, services or processes used in the business of the Company and its subsidiaries do not infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party.

     Section 3.11  SPECIAL BENEFITS.  There exist no provisions contained in any
                   ----------------
employment or severance agreement or benefit plan of the Company which provide for the payment, accrual or acceleration of any benefit to any person as a result of the consummation of the transactions contemplated hereby.

     Section 3.12  FINDER'S FEES.  The Company has retained no finder or
                   -------------
broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold the Purchaser harmless from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives acting on behalf of the Company, is or may be responsible as a result of the transactions contemplated hereby.

     Section 3.13  OFFERING VALID.  Assuming the accuracy of the
                   --------------
representations and warranties of the Purchaser contained in Sections 4.3 and
4.4 hereof, the offer, sale and issuance of the Shares, Warrants and Warrant Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified or are exempt from registration and qualification under the registration, permit or qualification requirements of all other applicable securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares or the Warrants to any person or persons so as to bring the sale of such securities by the Company within the registration provisions of the Securities Act or any other applicable securities laws.

     Section 3.14  ADDITIONAL DOCUMENTS.  The Company has made available to the
                   --------------------
Purchaser true and complete copies of each legally-binding agreement, understanding, instrument or contract to which the Company or, to the Company's knowledge, Michael G. Rubin ("Rubin") is a party or by which the Company or, to the Company's knowledge, Rubin is bound relating to the investments in the Company made by SOFTBANK Capital Partners LP and SOFTBANK Capital Advisors Fund LP (collectively, the "Softbank Entities") and by TMCT Ventures, L.P. ("TMCT"), respectively.

                                  ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Company as follows:

     Section 4.1  ORGANIZATION.  The Purchaser is a limited liability company
                  ------------
duly organized, validly existing and in good standing under the laws of the State of Delaware.

     Section 4.2  AUTHORITY.
                  ---------

          (a) The Purchaser has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a notification and report form under the HSR Act, compliance with the rules and regulations thereunder and satisfaction of the applicable waiting period thereunder, (ii) the filing of a Schedule 13D and a Form 3 under the Exchange Act, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not materially burden or delay the consummation of the transactions contemplated hereby.

     Section 4.3  PURCHASE ENTIRELY FOR OWN ACCOUNT.  The Shares, the Warrants
                  ---------------------------------
and, upon exercise of the Warrants, the Warrant Shares will be acquired solely for investment purposes, for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. The Purchaser has not been formed for the specific purpose of acquiring the Shares, the Warrants and the Warrant Shares. It is understood that transfers by the Purchaser of Shares or Warrants to one or more members of the Purchaser Group (as defined in Section 8.3) shall not be deemed to be inconsistent with this Section 4.3, and the Purchaser shall be permitted to make such transfers from time to time without restriction, so long as any such transfer complies with the Securities Act and any applicable state securities laws.

     Section 4.4  INVESTMENT EXPERIENCE.  The Purchaser is an "accredited
                  ---------------------
investor" as defined in Rule 501(a)(3) under the Securities Act. The Purchaser has had an opportunity to ask questions and receive answers regarding the Company's business affairs and financial condition and believes it has acquired sufficient information about the Company to reach an informed decision to purchase the Shares, the Warrants and, upon exercise of the

Warrants, the Warrant Shares. The Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares, the Warrants and, upon exercise of the Warrants, the Warrant Shares.

     Section 4.5  RESTRICTED SECURITIES. The Purchaser understands that the
                  ---------------------
Shares, the Warrants and the Warrant Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that the Purchaser must hold the Shares, the Warrants and, upon exercise of the Warrants, the Warrant Shares indefinitely unless the sale thereof is registered under the Securities Act and qualified under state securities laws, or an exemption from such registration and qualification requirements is available. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, the Warrants and the Warrant Shares and on requirements relating to the Company which are outside of the Purchaser's control.

     Section 4.6  LEGENDS. The Purchaser understands that the Shares, the
                  -------
Warrants and, upon exercise of the Warrants, the Warrant Shares, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends until such time, if any, as the Shares or such securities (i) are sold in compliance with Rule 144 under the Securities Act (or a comparable successor provision) or in a transaction registered under the Securities Act or (ii) may be resold pursuant to Rule 144(k) under the Securities Act (or a comparable successor provision):

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN APPLICABLE EXEMPTION THEREFROM AND IN COMPLIANCE WITH THE TERMS OF THE STOCK AND WARRANT PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 13, 2000, WITH THE COMPANY, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY ON REQUEST."

     Section 4.7  FINDER'S FEES. The Purchaser has not retained any finder or
                  -------------
broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser, or any of its employees or representatives acting on behalf of the Purchaser, is or may be responsible as a result of the transactions contemplated hereby.

                                   ARTICLE V
                                   COVENANTS

     Section 5.1  HSR ACT FILINGS.
                  ---------------

          (a) The Purchaser shall make all filings required under the HSR Act relating to the transactions contemplated by this Agreement and shall use commercially reasonably efforts to cause any such required filings to be made promptly, but in no event more than 15 days, after the date hereof.

          (b) The Company shall make all filings required under the HSR Act relating to the transactions contemplated by this Agreement and shall use commercially reasonable efforts to cause any such required filings to be made promptly, but in no event more than 15 days, after the date hereof.

          (c) The parties will each use commercially reasonable efforts to promptly furnish, or, cause to be furnished, any information that may be required by the Federal Trade Commission (the "FTC") or the Department of Justice (the "DOJ") under the HSR Act in order for the requisite approvals for the purchase and sale of the Shares and the Warrants and the consummation of the related transactions contemplated by this Agreement to be obtained or any applicable waiting periods to be terminated or expire; provided, however, that
                                                       --------  -------
in the event the FTC or the DOJ issues a "second request" in connection with any such filing, the parties hereto will consult with each other in good faith regarding appropriate further action, which shall be taken only to the extent agreed upon by the Company and the Purchaser.

     Section 5.2  BOARD OF DIRECTORS.  On and after the First Closing Date, the
                  ------------------
Purchaser shall have the right, (i) (A) so long as the Purchaser Group collectively owns or has the right to acquire 50% or more of the Common Stock (including Warrant Shares) held immediately after consummation of the First Purchase or the Second Purchase, as appropriate, to designate two (2) members of the Company's Board of Directors, and (B) so long as the Purchaser Group collectively owns or has the right to acquire 10% or more of the Common Stock (including Warrant Shares) held immediately after consummation of the First Purchase or the Second Purchase, as appropriate, to designate one (1) member of the Company's Board of Directors (collectively, the "Board Composition Requirement"); and (ii) so long as the Purchaser Group collectively owns or has the right to acquire 35% or more of the Common Stock (including Warrant Shares) held immediately after consummation of the First Purchase or the Second Purchase, as appropriate, to designate one (1) member of each committee of the Company's Board of Directors.

     Section 5.3  PREEMPTIVE RIGHTS.
                  -----------------

          (a) If the Company proposes to issue, grant or sell Common Stock or Rights (as defined below), the Company shall first give to the Purchaser (for so long as the Purchaser Group owns or has the right to acquire at least 500,000 shares of Common Stock (appropriately adjusted for any stock split, reverse stock split or stock dividend)) and any transferee (of whom the Company has notice) of shares of Common Stock (including any Warrant Shares and any other shares of Common Stock underlying any other Rights transferred) from the Purchaser which transferee then owns or has the right to acquire at least 500,000 shares of Common Stock (appropriately adjusted for any stock split, reverse stock split or stock dividend), except for any transferee that acquires such shares in a public offering registered under the Securities Act or in a transaction on the open market effected pursuant to Rule 144 under the Securities Act (the Purchaser and each qualifying transferee, a "Securityholder"), written notice setting forth in reasonable detail the price and other terms on which such shares of Common Stock or Rights are proposed to be issued or sold, the terms of any such Rights and the amount thereof proposed to be issued, granted or sold. Each Securityholder shall thereafter have the preemptive right, exercisable by written notice to the Company no later than twenty (20) days after the Company's notice is given, to purchase the number of such shares of Common Stock or Rights set forth in the Securityholder's notice (but in no event more than the Securityholder's Proportionate Share (as defined below) thereof, as of the date of the Company's notice), at the price and on the other terms set forth in the Company's notice. Any notice by a Securityholder exercising the right to purchase shares of Common Stock or Rights pursuant to this Section 5.3 shall constitute an irrevocable commitment to purchase from the Company the shares of Common Stock or Rights specified in such notice, subject to the maximum set forth in the preceding sentence; provided, however, that, in
                                                    --------  -------
the event that the Company is unable to issue, grant or sell substantially all of the remaining subject shares of Common Stock or Rights on the terms set forth in its notice to the Securityholders, as contemplated by Section 5.3(b), no Securityholder shall be legally bound by its or his notice regarding the exercise of its or his preemptive rights hereunder. The closing of the purchase of shares of Common Stock or Rights by each Securityholder exercising its or his preemptive rights hereunder shall take place at the same time as the closing of the issuance, grant or sale of Common Stock or Rights to persons other than Securityholders, as contemplated by Section 5.3(b).

          (b) The Company shall use its good faith and commercially reasonable efforts to issue, grant or sell the remaining subject shares of Common Stock or Rights on the terms set forth in its notice to Securityholders, unless the Company is advised by its financial advisors that the remaining number or amount is too small to be reasonably sold. From the expiration of the 20-day period first referred to in Section 5.3(a) and for a period of 90 days thereafter, the Company may offer, issue, grant and sell to any person or entity shares of Common Stock or Rights having the terms set forth in the Company's notice relating to such shares of Common Stock or Rights at a price and on other terms no less favorable to the Company, and including no less cash, than those set forth in such notice (without deduction for reasonable underwriting, sales agency and similar fees payable in connection therewith); provided, however,
                                                          --------  -------
that the Company may not offer, issue, grant or sell shares of Common Stock or Rights in an amount greater than the amount set forth in such notice minus the amount purchased or committed to be purchased by Securityholders pursuant to the provisions of this Section 5.3.

          (c) If the Company proposes to issue, grant or sell Common Stock or Rights between the First Closing Date and the Second Closing Date, the Purchaser shall be deemed for purposes of determining its Proportionate Share with respect to its exercise of its preemptive rights in connection with such issuance, grant or sale to own, in addition to those Shares and Warrants purchased at the First Closing, all Shares and Warrants to be purchased at the Second Closing; provided, however, that the closing of the purchase of shares of Common Stock or
--------  -------

Rights by the Purchaser exercising its preemptive rights hereunder shall not occur until the later of (i) the Second Closing Date, or (ii) the closing date referred to in subsection (a) of this Section 5.3; and provided, further, that,
                                                       --------  -------
in the event that the Second Closing Date does not occur on or before the date which is 180 days following the First Closing Date, but the condition set forth in Section 6.2(f) hereof has been satisfied, the Purchaser shall only be entitled to its actual Proportionate Share with respect to its exercise of its preemptive rights in connection with such issuance, grant or sale and the closing of the purchase of shares of Common Stock or Rights by the Purchaser shall occur on the later of (x) the closing date referred to in subsection (a) of this Section 5.3, or (y) the date ten days after the expiration of such 180-day period. In the event that the Second Closing Date does not occur on or before the date which is 180 days following the First Closing Date, and the applicable waiting period under the HSR Act with respect to the sale of the Shares shall not have expired or been terminated prior to the expiration of such 180-day period, the Purchaser shall have no legal obligation to purchase any shares of Common Stock or Rights hereunder, even if the Purchaser otherwise would have been so obligated.

          (d) The provisions of this Section 5.3 shall not apply to the following issuances of securities: (i) issuances pursuant to an approved stock option plan, stock purchase plan, or similar benefit program or agreement for the benefit of employees of, or consultants to, the Company, where the primary purpose is not to raise additional equity capital for the Company, (ii) issuances of Rights, or Common Stock issuable upon exercise of Rights, granted to business partners, retailers or lessors engaged in bona fide business
                                                      ---- ----
transactions with the Company, where the primary purpose is not to raise additional equity capital for the Company, (iii) issuances as direct consideration for the acquisition by the Company of another business entity or the merger of any business entity with or into the Company, (iv) issuances in connection with a stock dividend, (v) issuances upon the exercise of warrants or options, or upon the conversion of convertible securities, outstanding on the date hereof or as to which Securityholders have been previously offered the right to participate as contemplated hereby or (vi) issuances in an underwritten public offering registered under the Securities Act if the managing underwriters advise the Securityholders in writing that the purchase of shares of Common Stock pursuant to the preemptive rights afforded by this Section 5.3 would materially and adversely affect the marketing of the offering.

          (e) For purposes of this Section 5.3, the following terms shall have the corresponding meanings set forth herein:

               (i) "Proportionate Share" means, with respect to each Securityholder, a fraction (A) the numerator of which is the total number of shares of Common Stock owned and the number of shares of Common Stock issuable upon exercise of Rights owned by such Securityholder, and (B) the denominator of which is the total number of shares of Common Stock outstanding plus the number of shares of Common Stock issuable upon exercise of all Rights outstanding.

               (ii)  "Right" means any option, warrant, security, right or other
                      -----
instrument convertible into or exchangeable or exercisable for, or otherwise giving the holder thereof the right to acquire, with or without consideration, directly or indirectly, from the Company any Common Stock or any other such option, warrant, security, right or instrument, including any instrument issued by the Company or any subsidiary thereof the value of which is measured by reference to the value of the Common Stock.

     Section 5.4  PUBLICITY. The Company and the Purchaser shall consult with
                  ---------
each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any federal or state governmental or regulatory agency or any self-regulatory organization with respect thereto.

     Section 5.5  RESERVATION OF COMMON STOCK. The Company shall at all times
                  ---------------------------
reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, the number of shares of Common Stock issuable from time to time upon such exercise.

     Section 5.6  LISTING OF THE SHARES. The Company shall file on a timely
                  ---------------------
basis such notification with the NASD as shall be required in connection with the issuance of the Shares, and shall take all such other action as shall be appropriate, with respect to the listing of the Shares on Nasdaq or such other national securities exchange or trading market on which other shares of Common Stock are listed.

     Section 5.7  REMOVAL OF LEGEND. The Company shall promptly remove, upon the
                  -----------------
request of the Purchaser or any transferee of Shares, the legend set forth in
Section 4.6 hereof from the share certificates representing such Shares upon such time as the Shares (a) are sold in compliance with Rule 144 under the Securities Act (or a comparable successor provision) or in a transaction registered under the Securities Act or (b) may be resold pursuant to Rule 144(k) under the Securities Act (or a comparable successor provision); provided that
                                                                --------
the Purchaser shall be required to provide to the Company appropriate certification as may be reasonably necessary to demonstrate that clause (a) or
(b), as the case may be, is applicable.

     Section 5.8  PROHIBITED TRANSACTIONS.
                  -----------------------

          (a) For so long as the Purchaser Group collectively owns or has the right to acquire 10% or more of the Common Stock (including Warrant Shares) held immediately after consummation of the First Purchase or the Second Purchase, as appropriate, the Company shall not, nor shall it permit any of its affiliates to, (i) initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action to knowingly facilitate or induce, any inquiries with respect to a Prohibited Transaction or the making of any proposal that constitutes, or that may reasonably be expected to lead to, any Prohibited Transaction (as defined below), (ii) enter into discussions or negotiate with any Excluded Transferee (as defined below) or any other person in furtherance of any inquiries with respect to a Prohibited Transaction or to effect a Prohibited Transaction, (iii) agree to or endorse a Prohibited Transaction, or (iv) authorize or instruct any officer, director, employee or other agent of the Company to take any of the actions described in clauses (i) through (iii) above; provided, however, that nothing contained in
                                 --------  -------
this Section 5.8(a) shall prohibit the Board of Directors of the Company from taking any of the actions described in clauses (i) through (iv) above in the event that the Board of Directors of the Company concludes in good faith, after consultation with the Company's outside counsel, that, notwithstanding the provisions of this Section 5.8, any such action is required in order for the Board of Directors to comply with its fiduciary duties under applicable law (a "Required Action"); and provided, further, that (x) in the
                                          --------  -------
event that the Board of Directors determines, in the manner aforesaid, that any such action is a Required Action, the Board of Directors shall not take such Required Action unless and until (A) the Board of Directors has given the Purchaser notice of its intention to take such Required Action, (B) a period of five business days has elapsed since such notice was given, and (C) the Board of Directors continues to keep the Purchaser apprised, through written notice, of the status of such Required Action; and (y) in the event that the Board of Directors determines that it is in the best interests of the Company to enter into or agree to be bound by definitive documentation regarding a Prohibited Transaction, the Board of Directors shall not enter into or agree to be bound by any such definitive documentation unless and until (I) the Board of Directors has given the Purchaser notice of its intention to enter into or agree to be bound by such definitive documentation and (II) a period of ten business days has elapsed since such notice was given. Notwithstanding the foregoing, nothing contained in this Section 5.9(a) shall prohibit the Board of Directors of the Company from complying with Rule 14d-9 or 14e-2 promulgated under the Exchange Act with regard to a Prohibited Transaction.

          (b) For so long as the Purchaser Group collectively owns or has the right to acquire 10% or more of the Common Stock (including Warrant Shares) held immediately after consummation of the First Purchase or the Second Purchase, as appropriate, the Company shall not, nor shall it permit any of its affiliates to, enter into any agreement with any Excluded Transferee with respect to any transaction (other than in the definitive agreements for a transaction described in either clause (i) or (ii) of the definition of "Prohibited Transaction," with respect to which the Company has complied with the provisions of subsection (a) of this Section 5.8), if such agreement (1) provides for payments to an Excluded Transferee in the event that the Company enters into an Acquisition Transaction, or (2) otherwise precludes in any manner any type of transaction between the Company and any of its affiliates, on the one hand, and the Purchaser or any of its Affiliates, on the other hand.

          (c) For purposes of this Section 5.8, the following terms shall have the corresponding meanings set forth herein:

               (i) "Equity Securities" means (i) any Common Stock or other capital stock of the Company, (ii) any security convertible, with or without consideration, into any Common Stock or other capital stock of the Company (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock or other capital stock of the Company or (iv) any such warrant or right.

               (ii) "Excluded Transferee" means Home Shopping Network, Inc., Valuevision International, Inc., and any of their respective affiliates or successors by merger, combination, acquisition or otherwise.

               (iii) "Prohibited Transaction" means (i) a consolidation or merger of the Company with or into any Excluded Transferee which results in the holders of the Company's capital stock holding less than fifty percent (50%) of the total outstanding voting securities of the surviving corporation, (ii) a sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company to any Excluded Transferee pursuant to one transaction or a series of related transactions, or (iii) the sale or issuance by the Company of any Equity Securities to any Excluded Transferee.

                   (iv) "Acquisition Transaction" means (i) a consolidation or merger of the Company with or into the Purchaser or any of its Affiliates which results in the holders of the Company's capital stock (other than Purchaser and its Affiliates) holding less than fifty percent (50%) of the total outstanding voting securities of the surviving corporation, (ii) a sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company to the Purchaser or any of its Affiliates pursuant to one transaction or a series of related transactions, or (iii) the sale or issuance by the Company of Equity Securities which, upon consummation of such sale or issuance, would result in the Purchaser or any of its Affiliates beneficially owning fifty percent (50%) or more of the total outstanding voting securities of the Company.

     Section 5.9   OBSERVER STATUS. In the event that any or all of the
                   ---------------
directors designated by the Purchaser in accordance with the provisions of
Section 5.2 hereof resign from the Board of Directors (or otherwise cease to serve as director(s)) and the Purchaser waives its right pursuant to Section 5.2 hereof to designate another individual to fill the position(s) on the Board of Directors so vacated, the Company shall allow, for so long as the Purchaser Group collectively owns or has the right to acquire 10% or more of the Common Stock (including Warrant Shares) held immediately after consummation of the First Purchase or the Second Purchase, as appropriate, one representative (the "Observer") designated by the Purchaser to attend all meetings of the Company's Board of Directors and any committee thereof in a nonvoting capacity, and in connection therewith, the Company shall give the Observer copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors or any committee thereof; provided, however,
                                                             --------  -------
that the Company reserves the right to exclude the Observer from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege or to protect confidential proprietary information.

     Section 5.10  FUTURE AND CURRENT INVESTMENTS AND ACTIVITIES;
                   ---------------------------------------------
                   INFORMATION.
                   -----------

               (a) The Company acknowledges that (i) the Purchaser and its Affiliates engage in a wide variety of activities and have investments in many other companies, (ii) it is critical to the Purchaser that the Purchaser and its Affiliates be permitted to continue to develop their current and future business and investment activities without any restriction arising from an investment by the Purchaser or any Affiliate in the Company, the right of Purchaser or any Affiliate to designate a member of the board of directors of the Company or any committee thereof or any relationship, contractual or otherwise, between the Purchaser and any Affiliate and the Company or any affiliate of the Company, and
(iii) from time to time, in connection with the foregoing activities of the Purchaser and its current and future Affiliates (the "Activities"), the Purchaser and Affiliates of the Purchaser may have information that may be useful to the Company (which information may or may not be known by a Designated Director or any Observer). The Company further acknowledges that, subject to the provisions of applicable law, (A) the Company does not intend or desire that the relationship between the Purchaser and any of its Affiliates with the Company and any of its affiliates (x) interfere with or impose conditions or restrictions on any of the Activities of the Purchaser or any of its current or future Affiliates, or (y) confer upon the Company any right to participate in any of the Activities of the Purchaser or any of its Affiliates, and (B) the Company intends and desires that (I) the Purchaser and its Affiliates shall be free to engage in the Activities in any capacity, whether active or passive, without any obligation or liability to the Company or to its shareholders, including, without any limitation, any obligation to offer the Company a right to acquire, participate or have any interest of any nature whatsoever in any of such Activities; (II) no director designated by the Purchaser or any Affiliate (a "Designated Director") shall have any liability solely by reason of any such Activities (it being understood that no action by a Designated Director in connection with any such Activities shall be deemed to constitute as such a breach by such Designated Director of any duty owed to the Company); and (III) the Investor, its Affiliates, and its Designated Directors and Observer (as defined below), shall have no duty to disclose any information known to such person to the Company; provided, however, that this Section 5.10
                                     --------  -------
shall not relieve the Purchaser, its Affiliates or a Designated Director or Observer of its or his duty of confidentiality with respect to information pertaining to the Company; and provided, further, that, in the event it has been
                               --------  -------
finally adjudicated by a court of competent jurisdiction that, notwithstanding the provisions of this Section 5.10, any of the foregoing actions on the part of the Purchaser, its Affiliates, or a Designated Director or Observer has resulted in any liability of, or the imposition of any equitable remedy against, the Purchaser or such Affiliate, Designated Director or Observer to the Company by reason of a breach of the fiduciary duty of such person to the Company, there shall not be deemed to have been a violation or breach of this Section 5.10 by the Company.

          (b) The Company hereby waives, to the full extent that it may do so under applicable law, any claim arising under the corporate opportunity doctrine. In this connection, the Company represents that the board of directors has, in conformance with Section 122(17) of the Delaware General Corporation Law, adopted a resolution to renounce any interest or expectancy of the Company in, or being offered an opportunity to participate in, any business opportunities presented to the Purchaser or any of its Affiliates from whatever source other than the Company.

     Section 5.11   FULFILLMENT OF CONDITIONS. Each of the Company and the
                    -------------------------
Purchaser shall use reasonable efforts to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with or fulfilled on its part prior to or on the Closing Dates.

     Section 5.12   DESIGNATION OF BOARD OF DIRECTORS. Promptly after the
                    ---------------------------------
Purchaser notifies the Company of the designation of its Directors pursuant to
Section 5.2, the Company shall take all actions necessary to establish a Board of Directors meeting the Board Composition Requirement.

     Section 5.13   FURTHER ASSURANCES. The Company shall use its reasonable
                    ------------------
efforts at any time and from time to time prior to, at and after the Closings to execute and deliver to the Purchaser such further documents and instruments and to take all such further actions as the Purchaser reasonably may request in order to convey and transfer the Shares, the Warrants and, upon exercise of the Warrants, the Warrant Shares to the Purchaser and to consummate the transactions contemplated by this Agreement, the Warrants and the Registration Rights Agreement.


                                  ARTICLE VI
                            CONDITIONS TO CLOSINGS

     Section 6.1  CONDITIONS TO THE PURCHASER'S OBLIGATIONS AT THE FIRST
                  ------------------------------------------------------
CLOSING. The obligation of the Purchaser to consummate the First Purchase and
-------
the other transactions contemplated herein at the First Closing is subject to the fulfillment on or prior to the First Closing Date of the following conditions:

             (a)  REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF
                  ------------------------------------------------------
OBLIGATIONS. The representations and warranties made by the Company in Article
-----------
III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the First Closing Date (except with respect to representations and warranties made as of a specific time, which shall be true in all material respects as of such time, and except for representations and warranties containing a materiality qualification, which must be true in all respects) with the same effect as though such representations and warranties had been made at and as of the First Closing Date; and the Company shall have performed all obligations herein required to be performed by it on or prior to the First Closing Date in all material respects (except with respect to obligations containing a materiality qualification, which must be performed in all respects).

             (b)  REGISTRATION RIGHTS AGREEMENT.  The Company, the Softbank
                  -----------------------------
Entities and TMC shall have each duly executed and delivered the Registration Rights Agreement.

             (c)  RUBIN VOTING AGREEMENT. Rubin shall have duly executed and
                  ----------------------
delivered the Voting Agreement in the form attached hereto as Exhibit C (the
                                                              ---------
"Rubin Voting Agreement").

             (d)  SOFTBANK VOTING AGREEMENT.  The Softbank Entities shall have
                  -------------------------
duly executed and delivered the Voting Agreement in the form attached hereto as Exhibit D (the "Softbank Voting Agreement" and, together with the Rubin Voting Agreement, the "Voting Agreements").

             (e)  CLOSING DELIVERIES. The Company shall have delivered to the
                  ------------------
Purchaser all items required to be delivered by the Company at the First Closing by Section 2.4(a) hereof.

             (f)  COMPLIANCE CERTIFICATE. The President of the Company shall
                  ----------------------
deliver to the Purchaser at the First Closing a certificate certifying that the conditions specified in Section 6.1(a) have been fulfilled.

           (g)   OPINION OF COMPANY'S COUNSEL.  The Purchaser shall have
                 ----------------------------
received from Blank Rome Comisky & McCauley LLP, counsel to the Company, an opinion addressed to the Purchaser, dated the First Closing Date, reasonably satisfactory in form and substance to Drinker Biddle & Reath LLP, counsel to the Purchaser.

           (h)   NO INJUNCTION, ORDER, ETC.  There shall be no injunction, order
                 -------------------------
or decree of any nature of any court or government authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby.

           (i)   BOARD APPROVAL.  The Company's Board of Directors shall have
                 --------------
approved the transactions contemplated by this Agreement, the Registration Rights Agreement and the Voting Agreements, and shall have taken action consistent with Section 5.10 hereof in conformance with Section 122(17) of the Delaware General Corporation Law.

           (j)   AMENDMENT OF EXISTING AGREEMENTS.  The two Amended and Restated
                 --------------------------------
Voting Agreements dated May 1, 2000 among Rubin and the Softbank Entities and the Voting Agreement dated May 1, 2000 between Rubin and TMCT shall each have been amended to accommodate the transactions contemplated herein in a form reasonably satisfactory to the Purchaser.

           (k)   WAIVER OF PREEMPTIVE RIGHTS. The Softbank Entities and TMCT
                 ---------------------------
shall have all waived their respective preemptive rights with respect to the issuance of the Shares, the Warrants and, upon exercise of the Warrants, the Warrant Shares.

   Section 6.2   CONDITIONS TO THE PURCHASER'S OBLIGATIONS AT THE SECOND
                 -------------------------------------------------------
CLOSING. The obligation of the Purchaser to consummate the Second Purchase and
-------
the other transactions contemplated herein at the Second Closing is subject to the fulfillment on or prior to the Second Closing Date of the following conditions:

           (a)   REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF
                 ------------------------------------------------------
OBLIGATIONS. The representations and warranties made by the Company in Article
-----------
III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Second Closing Date (except with respect to representations and warranties made as of a specific time, which shall be true in all material respects as of such time, and except for representations and warranties containing a materiality qualification, which must be true in all respects) with the same effect as though such representations and warranties had been made at and as of the Second Closing Date; and the Company shall have performed all obligations herein required to be performed by it on or prior to the Second Closing Date in all material respects (except with respect to obligations containing a materiality qualification, which must be performed in all respects).

           (b)   CLOSING DELIVERIES. The Company shall have delivered to the
                 ------------------
Purchaser all items required to be delivered by the Company at the Second Closing by Section 2.4(b) hereof.

               (c)  COMPLIANCE CERTIFICATE. The President of the Company shall
                    ----------------------
deliver to the Purchaser at the Second Closing a certificate certifying that the conditions specified in Section 6.2(a) have been fulfilled.

               (d)  OPINION OF COMPANY'S COUNSEL. The Purchaser shall have
                    ----------------------------
received from Blank Rome Comisky & McCauley LLP, counsel to the Company, an opinion addressed to the Purchaser, dated the Second Closing Date, reasonably satisfactory in form and substance to Drinker Biddle & Reath LLP, counsel to the Purchaser.


               (e)  NO INJUNCTION, ORDER, ETC. There shall be no injunction,
                    -------------------------
order or decree of any nature of any court or government authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby.

               (f)  WAITING PERIOD.  Any waiting period applicable to the sale
                    --------------
of the Shares under the HSR Act shall have expired or been terminated.

               (g)  FIRST CLOSING.  The First Closing shall have occurred.
                    -------------

               (h)  SATISFACTION OF CONDITIONS.  All of the foregoing conditions
                    --------------------------
shall have been satisfied or waived by the Purchaser on or prior to the close of business on the date which is 180 days following the First Closing Date.

       Section 6.3  CONDITIONS TO THE COMPANY'S OBLIGATIONS AT THE CLOSINGS. The
                    -------------------------------------------------------
obligation of the Company to issue and sell the Shares and the Warrants at each Closing, and to consummate the other transactions contemplated herein, is subject to the fulfillment on or prior to the respective Closing Dates of the following conditions:

               (a)  REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF
                    ------------------------------------------------------
OBLIGATIONS. The representations and warranties made by the Purchaser in Article
-----------
IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of such Closing Date (except with respect to representations and warranties made as of a specific time, which shall be true in all material respects as of such time, and except for representations and warranties containing a materiality qualification, which must be true in all respects) with the same effect as though such representations and warranties had been made at and as of such Closing Date; and the Purchaser shall have performed all obligations herein required to be performed by them on or prior to such Closing Date in all material respects (except with respect to obligations containing a materiality qualification, which must be performed in all respects).

               (b)  REGISTRATION RIGHTS AGREEMENT. With respect to the First
                    -----------------------------
Closing, the Purchaser shall have duly executed and delivered the Registration Rights Agreement.

               (c)  VOTING AGREEMENTS.  With respect to the First Closing, the
                    -----------------
Purchaser shall have duly executed and delivered the Voting Agreements.

             (d)  CLOSING DELIVERIES.  With respect to the First Closing, the
                  ------------------
Purchaser shall have delivered to the Company all items required to be delivered by the Purchaser at the First Closing by Section 2.4(a) hereof, and with respect to the Second Closing, the Purchaser shall have delivered to the Company all items required to be delivered by the Purchaser at the Second Closing by Section 2.4(b) hereof.

             (e)  NO INJUNCTION, ORDER, ETC. There shall be no injunction, order
                  -------------------------
or decree of any nature of any court or government authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby.

             (f)  WAITING PERIOD. With respect to the Second Closing, any
                  --------------
waiting period applicable to the sale of the Shares under the HSR Act shall have expired or been terminated.

             (g)  FIRST CLOSING. With respect to the Second Closing, the First
                  -------------
Closing shall have occurred.

             (h)  SATISFACTION OF CONDITIONS. With respect to the Second
                  --------------------------
Closing, all of the foregoing conditions shall have been satisfied or waived by the Company on or prior to the close of business on the date which is 180 days following the First Closing Date.


                                  ARTICLE VII
                                INDEMNIFICATION

     Section 7.1  INDEMNIFICATION.  Each of the Company and the Purchaser (an
                  ---------------
"Indemnifying Party") covenants and agrees to indemnify and hold the other (an "Indemnified Party") harmless from and against, and to reimburse the Indemnified Party for, any claim for any losses, damages, liabilities or expenses, including reasonable counsel fees (collectively "Damages") incurred by such Indemnified Party by reason of or arising from (i) any misrepresentation or breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any instrument delivered hereunder or (ii) any failure by such Indemnifying Party to perform any obligation or covenant required to be performed by it under any provision of this Agreement.


                                 ARTICLE VIII
                                 MISCELLANEOUS

     Section 8.1  GOVERNING LAW.  This Agreement shall be governed by, and
                  -------------
construed in accordance with, the laws of the State of Delaware without regard to the conflict of laws provisions thereof.

     Section 8.2  SURVIVAL.  The representations, warranties, covenants and
                  --------
agreements made herein shall survive the closing of the transactions contemplated hereby.

     Section 8.3  SUCCESSORS AND ASSIGNS.  Except as expressly provided herein,
                  ----------------------
the rights and obligations hereunder may not be assigned or delegated by the Purchaser or the Company without the prior written consent of the other; provided, however, that the Purchaser may assign, in whole or in part, its
--------  -------
rights and delegate its obligation hereunder (including, without limitation, the right to purchase any or all of the Shares and the Warrants and the obligation to pay all or any portion of the Purchase Price) to any entity that directly or indirectly controls, is controlled by, or is under common control with the Purchaser, including, without limitation, Comcast Corporation and QVC, Inc. (each, an "Affiliate" and, all Affiliates together with the Purchaser, the "Purchaser Group"); and provided, further, that any such delegation by the
                        --------  -------
Purchaser of its obligations shall not relieve the Purchaser of liability to the Company that it would otherwise have in the event such obligations are not performed. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.

     Section 8.4  ENTIRE AGREEMENT; AMENDMENT.  Except as expressly provided to
                  ---------------------------
the contrary in any separate agreement, this Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

     Section 8.5  NOTICES AND OTHER COMMUNICATIONS.  Every notice or other
                  --------------------------------
communication required or contemplated by this Agreement by either party shall be delivered either by (i) personal delivery, (ii) postage prepaid return receipt requested by registered or certified mail, (iii) overnight courier, such as Federal Express or UPS, or (iv) facsimile with a confirmation copy sent simultaneously by postage prepaid, return receipt requested, registered or certified mail, in each case addressed to the Company or the Purchaser as the case may be at the following address:

     To the Company:          Global Sports, Inc.
                              1075 First Avenue
                              King of Prussia, Pennsylvania 19406
                              Telephone:  (610)  265-3229
                              Facsimile:  (610)  265-1730
                              Attn:  General Counsel

     With a copy to:          Blank Rome Comisky & McCauley  LLP
                              One Logan Square
                              Philadelphia,  Pennsylvania  19103
                              Attn:  Francis E. Dehel, Esq.
                              Telephone:  (215)  569-5532
                              Facsimile:  (215)  569-5628

     To the Purchaser:        c/o QVC, Inc.
                              Studio Park
                              Mail Code 223
                              West Chester, Pennsylvania  19380
                              Attn: Neal Grabell, Esq.
                              Telephone: (610) 701-8974
                              Facsimile:  (610) 701-1380

     With a copy to:          Drinker Biddle & Reath LLP
                              One Logan Square
                              Philadelphia, Pennsylvania  19103
                              Attn:  Howard A. Blum, Esq.
                              Telephone: (215) 988-2794
                              Facsimile:  (215) 988-2757

or at such other address as the intended recipient previously shall have designated by written notice given in like manner to the other party. Notice by registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be presumed to have been the fifth (5th) business day after it was deposited in the mail. All notices delivered in person or sent by courier shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery; notices delivered by facsimile with simultaneous confirmation copy by registered or certified mail shall be deemed delivered to and received by the addressee and effective on the date sent. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

          Section 8.6  DELAYS OR OMISSIONS.  No delay or omission to exercise
                       -------------------
any right, power or remedy accruing to any person or entity hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any person or entity hereunder of any breach or default under this Agreement, or any waiver on the part of any such person or entity of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement, or by law or otherwise shall be cumulative and not alternative.

          Section 8.7  SEVERABILITY.  In case any provision of this Agreement
                       ------------
shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 8.8  COUNTERPARTS.  This Agreement may be executed in any
                       ------------
number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

     Section 8.9  ATTORNEYS' FEES.  If any action or proceeding shall be
                  ---------------
commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                              GLOBAL SPORTS, INC.

                              By:    /s/ Michael G. Rubin
                                     --------------------------
                              Name:  Michael G. Rubin
                              Title: President and
                                     Chief Executive Officer


                              INTERACTIVE TECHNOLOGY HOLDINGS, LLC

                              By:    /s/ Carol Steinberg
                                     --------------------------
                              Name:  Carol Steinberg
                              Title: Authorized Signatory